Exhibit 99.1

ANGIOTECH PHARMACEUTICALS, INC. ANNOUNCES FINANCIAL RESULTS
FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2009

Vancouver, BC, March 4, 2010 – Angiotech Pharmaceuticals, Inc. (NASDAQ: ANPI, TSX: ANP) today announced its financial results for the fourth quarter and year ended December 31, 2009.

“We were pleased to report a particularly strong quarter for product sales, which was driven by the continued strong performance of our Proprietary Medical Products, where we saw sales growth of 53% compared to the same period in 2008,” said Dr. William Hunter, President and CEO of Angiotech. “We are particularly pleased by the continued success of our Quill™ SRS product line, which we believe will continue to be a strong performer during 2010.”

Fourth Quarter Financial Highlights

•	Total revenue was $63.6 million.

•
Net product sales were $50.0 million. Sales of our Proprietary Medical Products were $18.3 million, or 37% of total product sales. Sales of our Base Medical Products were $31.7 million, or 63% of total product sales.

•	Royalty revenue was $13.5 million.

•	Research and development expenses were $6.2 million.

•	Selling, general and administrative expenses were $22.4 million.

•	Net loss and net loss per share were $15.6 million and $0.18, respectively.

•	As of December 31, 2009, cash and short-term investments were $57.3 million and net debt was $517.7 million.

Selected Non-GAAP Financial Measures

•
Certain financial measures in this press release are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). In addition, certain financial measures presented below and in the appendix to this press release are non-GAAP, or adjusted, financial measures that exclude certain items. Management uses certain non-GAAP, or adjusted, financial measures to establish operational goals, and believes that these measures may assist investors in evaluating the results of our business and analyzing the underlying trends in our business over time. Investors should consider these non-GAAP adjusted financial measures in addition to, and not as a substitute for, or as superior to, financial measures prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP adjusted financial measures to the corresponding GAAP financial measures, and an explanation of the Company’s use of these non-GAAP adjusted financial measures and of the excluded items, are included in the appendix to this press release.

•	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain non-cash and non-recurring items) was $6.9 million.

•	Adjusted revenue was $63.5 million.

•	Adjusted costs of goods sold was $28.4 million.

•	Adjusted research and development expenses were $5.6 million.

•	Adjusted selling, general and administrative expenses were $21.2 million.

•	Adjusted net loss and adjusted net loss per share for the quarter were $4.7 million and $0.06, respectively.

Fourth Quarter Highlights

Proprietary Medical Products. Our Proprietary Medical Products are marketed and sold by our two direct sales groups. We believe certain of these product lines contain technological advantages that have the potential for more substantial revenue growth potential as compared to our overall product portfolio. Our most significant commercial Proprietary Medical Products are our Quill™ SRS wound closure product line, SKATER™ line of drainage catheters, Option™ Inferior Vena Cava Filter, HemoStream™ chronic dialysis catheter and BioPince™ full core biopsy device.

Consistent with recent prior quarters, our Proprietary Medical Products continued to demonstrate higher revenue growth as compared to our overall product portfolio in the fourth quarter. Revenue for these products in the fourth quarter of 1909 increased by 53% as compared to the fourth quarter of 1908, and by 23% as compared to the third quarter of 1909. Excluding the impact of foreign currency changes between the respective periods, the revenue growth figures indicated would have been 49% and 22%, respectively. Revenue for these products for the year ended December 31, 2009 increased by 32% as compared to the year ended December 31, 2008. Excluding the impact of foreign currency changes between the periods, the revenue growth figure would have been 35%.

Base Medical Products. Our Base Medical Products represent more mature finished goods product lines in the ophthalmology, biopsy and general surgery areas, or medical device components manufactured by us and sold to other third-party medical device manufacturers who assemble those components into finished medical devices. Sales of our Base Medical Products are supported by a small group of direct sales personnel, as well as a network of independent sales representatives and medical product distributors. Revenue from our Base Medical Products has recently exhibited greater volatility and slower relative growth as compared to our Proprietary Medical Products.

Revenue from our Base Medical Products declined by 7% in the fourth quarter of 1909 as compared to the fourth quarter of 1908 and by 6% as compared to the third quarter of 1909. Excluding the impact of foreign currency changes, revenue would have declined by 9% and 7%, respectively. Revenue for these products for the year ended December 31, 2009 declined by 9% as compared to the year ended December 31, 2008. Excluding the impact of foreign currency changes between the periods, the decline in revenue would have been 8%.

The decline in our Base Medical Products sales in 2009 was due primarily to lower sales of medical device components to other third party medical device manufacturers. We believe this aspect of our Base Medical Product sales were significantly impacted in 2009 by certain customers that unexpectedly postponed or cancelled orders, or that implemented inventory reduction programs in response to changing economic and credit market conditions. In addition, we believe our transfer of manufacturing of certain surgical needle component products to our facility in Aguadilla, Puerto Rico from our facility in Syracuse, New York may have contributed to more volatile customer ordering patterns in 2009 as compared to prior years. While we currently expect that certain of our customers may increase their order levels in 2010, there can be no assurance that we will record sales of surgical needles to these customers at levels observed in prior periods.

Royalty Revenue. We derive additional revenue from royalties paid to us by partners that develop, market and sell products incorporating certain of our proprietary technologies. Currently, the substantial majority of our royalty revenues are derived from sales by Boston Scientific Corporation (“BSC”) of TAXUS® coronary stent systems incorporating the drug paclitaxel.

Royalty revenue derived from sales of TAXUS stent systems by BSC declined by 8% during the fourth quarter of 1909 as compared to the fourth quarter of 1908 and by 32% during the year ended December 31, 2009 as compared to the year ended December 31, 2008. The decline in royalty revenues during the fourth quarter and year ended December 31, 2009 was a result of lower sales of TAXUS stent systems by BSC, as sales of

TAXUS continued to be negatively impacted by competitive pressure in the drug-eluting coronary stent market, most specifically by negative marketing campaigns conducted by BSC’s competitors suggesting clinical advantages of their drug-eluting stent products as compared to TAXUS. Royalty revenue for year ended December 31, 2009 was based on BSC’s net sales for the period October 1, 2008 to September 30, 2009 of $926 million, of which $411 million was in the United States, compared to net sales of $1.2 billion for the same period in the prior year, of which $637 million was in the United States. The average gross royalty rate earned in the year ended December 31, 2009 on BSC’s net sales was 6.4% for sales in the United States and 6.1% for sales in other countries, compared to an average rate of 7.1% for sales in the United States and 6.4% for sales in other countries for the year ended December 31, 2008.

Shelf Registration Statement on Form S-3. On July 23, 2009, we announced that we had filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) and a corresponding preliminary short form base shelf prospectus with the securities commissions of British Columbia and Ontario. On December 7, 2009, the shelf registration statement on Form S-3 (as amended by Amendment No. 1 on Form S-3/A filed with the SEC on December 4, 2009) was declared effective by the SEC and we filed a final short form base shelf prospectus with the securities commissions of British Columbia and Ontario. These filings allow us to offer Common shares, Class I Preference shares, debt securities, warrants or units for initial aggregate proceeds of up to $250.0 million to potential purchasers in the U.S., British Columbia and Ontario.

Financial Information

This press release contains financial data derived from the audited consolidated financial statements for the year ended December 31, 2009 and 2008. Full audited consolidated financial statements and Management’s Discussion and Analysis for the year ended December 31, 2009 will be filed on Form 10-K on or before March 16, 2010 with the relevant regulatory agencies, as well as posted on our website at www.angiotech.com.

Amounts, unless specified otherwise, are expressed in U.S. dollars. Financial results are reported under U.S. GAAP unless otherwise noted. All per share amounts are stated on a diluted basis unless otherwise noted.

Conference Call Information

A conference call to discuss these financial results will be held today, Thursday, March 4, 2010 at 9:00 AM ET (6:00 AM PT).

Dial-in information:
North America (toll-free): (866) 770-7129
International: (617) 213-8067
Enter Passcode: 69484239

An archived replay of the call will be available until March 11, 2010.
North America (toll-free): (888) 286-8010
International: (617) 801-6888
Enter Passcode: 61713924

A live webcast will be available to all interested parties through the Investors section of Angiotech’s website: www.angiotech.com/investors

ANGIOTECH PHARMACEUTICALS INC.
CONS OLIDATED S TATEMENTS OF O PERATIONS

	(Unaudited)		(Audited)
	Three Months Ended		Year Ended
	December 31		December 31

	2009	2008	2009	2008
REVENUE
Product sales, net	$49,975	$46,054	$191,951	$190,816
Royalty revenue	13,533	15,676	62,171	91,546
License fees	53	352	25,556	910
	63,561	62,082	279,678	283,272

EXPENS ES
Cost of products sold	29,010	23,622	104,616	101,052
License and royalty fees	2,494	2,774	10,431	14,258
Research and development	6,175	7,723	23,701	53,192
Selling, general and administration	22,402	21,381	81,504	98,483
Depreciation and amortization	8,406	8,421	33,251	33,998
In-process research and development	-	-	-	2,500
Write-down of assets held for sale	3,090	1,283	3,090	1,283
Write-down of goodwill	-	50,285	-	649,685
	71,577	115,489	256,593	954,451

Operating income (loss)	(8,016)	(53,407)	23,085	(671,179)

Other income (expenses):
Foreign exchange (loss) gain	(385)	(1,032)	(1,612)	540
Investment and other income (expense)	304	(498)	378	1,192
Interest expense on long-term debt	(9,068)	(10,639)	(38,039)	(44,490)
Write-down and other deferred financing charges	-	(3,000)	(643)	(16,544)
Write-down / loss on redemption of investments	-	(10,964)	-	(23,587)

Total other expenses	(9,149)	(26,133)	(39,916)	(82,889)

(Loss) / income before income taxes	(17,165)	(79,540)	(16,831)	(754,068)
Income tax expense (recovery)	(1,532)	(2,577)	6,037	(12,892)
Net loss	$(15,633)	$(76,963)	$(22,868)	$(741,176)

Basic and diluted net loss per common share	$(0.18)	$(0.90)	$(0.27)	$(8.71)

Basic and diluted weighted average number of common shares outstanding (in thousands)	85,130	85,118	85,130	85,118

ANGIOTECH PHARMACEUTICALS INC.
CONS OLIDATED BALANCE S HEETS
(Audited)

	December 31,	December 31,
	2009	2008
AS S ETS
Current assets
Cash and cash equivalents	$49,542	$38,952
Short-term investments	7,780	848
Accounts receivable	28,167	25,524
Income tax receivable	1,090	-
Inventories	35,541	38,594
Deferred income taxes, current portion	4,284	3,820
Prepaid expenses and other current assets	3,294	5,234
Total current assets	129,698	112,972

Assets held for sale	5,300	8,422
Property, plant and equipment	46,879	49,108
Intangible assets	173,019	195,477
Deferred financing costs	11,409	11,363
Other assets	3,754	7,855
Total assets	$370,059	$385,197

LIABILITIES AND S HAREHOLDERS ' DEFICIT

Current liabilities
Accounts pay able and accrued liabilities	$46,324	$46,620
Income taxes pay able	10,858	8,071
Interest pay able on long-term debt	6,004	6,514
Total current liabilities	63,186	61,205

Deferred leasehold inducement	2,888	2,780
Deferred income taxes	36,778	40,577
Other tax liabilities	3,898	3,145
Long-term debt	575,000	575,000
Other liabilities	1,596	2,363
Total non-current liabilities	620,160	623,865

S hareholders’ deficit
Share cap ital
Authorized:
200,000,000 Common shares, without p ar value
50,000,000 Class I Preference shares, without par value
Common shares issued and outstanding:
December 31, 2009 – 85,138,081
December 31, 2008 – 85,121,983	472,742	472,739
Additional p aid-in cap ital	33,687	32,107
Accumulated deficit	(866,541)	(843,673)
Accumulated other comprehensive income	46,825	38,954
Total shareholders' deficit	(313,287)	(299,873)

Total liabilities and shareholders' deficit	$370,059	$385,197

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 1910 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the SEC. For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2008 filed with the SEC on Form 10-K, and our quarterly reports for the first, second and third quarters of 1909 filed with the SEC on Form 10-Q.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2010 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech Pharmaceuticals

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:
Sharrifah Al-Salem
Investor Relations and Corporate Communications
Angiotech Pharmaceuticals, Inc.
(415) 293-4414
sharrifah.alsalem@FDAshtonpartners.com

Appendix A: Presentation of Certain Non-GAAP Financial Information and Reconciliations to Corresponding GAAP Financial Measures

The financial results presented in this press release include the following non-GAAP, or adjusted, financial measures, which we believe provide important supplemental information to management and investors about the Company’s financial condition and results of operations: (1) adjusted earnings before interest expense, taxes, depreciation and amortization (“Adjusted EBITDA”), (2) adjusted net income (loss), (3) adjusted net income (loss) per share, (4) adjusted revenue, (5) adjusted cost of goods sold (“Adjusted COGS”), (6) adjusted research and development expense (“Adjusted R&D expense”), and (7) adjusted selling, general and administrative expense (“Adjusted SG&A expense”).

Economic Substance of Non-GAAP Financial Measures

Our non-GAAP adjusted financial measures exclude certain non-cash, non-recurring and non-operating items, which may be unpredictable, volatile and not directly correlated to our operating performance. We believe exclusion of these items from our GAAP financial measures may provide the following advantages: (i) improved understanding of trends underlying our business and performance; (ii) improved consistency across periods when measuring and assessing our operating performance; (iii) improved understanding of the cash flow and cash earnings generated by our business in a given period and as compared to prior periods; and (iv) improved comparability of our operating results to those of similar companies in our industry.

Examples of these certain non-cash, non-recurring and non-operating items include: financing charges, asset write-downs, impairment charges, foreign exchange fluctuations, stock-based compensation expense, acquisition related amortization charges, integration and restructuring expenses, in-process research and development costs, retrospective adjustments driven by accounting policy changes, and certain extraordinary litigation expenses. A detailed discussion of the excluded items is provided below (see “Description of Adjustments” below).

Investors are cautioned that Adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, adjusted revenue, Adjusted COGS, Adjusted R&D expense and Adjusted SG&A expense do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers. Our non-GAAP financial measures are supplemental metrics and should not be viewed as a substitute for, or superior to, financial reporting measures prepared in accordance with GAAP. We have prepared a reconciliation of our non-GAAP adjusted financial measures to the comparable GAAP-based financial measures in the tables included in this Appendix. Management compensates for certain material limitations that may be relevant to our use of certain non-GAAP financial measures by reviewing our operating performance in accordance with GAAP concurrent with our review of our operating performance relative to certain adjusted financial measures during each relevant disclosure period.

Use of Non-GAAP Financial Measures

Management uses Adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, adjusted revenue, Adjusted COGS, Adjusted R&D expense and Adjusted SG&A expense when setting corporate and operational goals, and evaluating operating performance in connection with:

o	Presenting, comparing and assessing the financial results and forecasts reported to the Company’s Board of Directors.
o	Evaluating, managing and benchmarking the operating performance of the Company.
o	Analyzing underlying trends in the Company’s business.
o	Evaluating market position and performance relative to our competitors, many of which use the same or similar performance measures.
o	Establishing internal operating budgets.
o	Determining compensation under bonus or other incentive programs.
o	Enhancing comparability from period to period.
o	Assessing compliance with credit facility covenants.
o	Providing vital information in assessing cash flows to service our significant debt obligations.
o	Comparing performance with internal forecasts and targeted business models.
o	Evaluating and valuing potential acquisition candidates.

The adjustments used to compute our non-GAAP financial measures are consistent with those excluded from segmented operating results used by the Company’s chief operating decision makers to make operating decisions and assess performance. We have provided this information to enable investors to analyze our operating results in the same way that management uses this information to assess our business relative to other periods, our business objectives and similar companies in our industry.

ANGIOTECH PHARMACEUTICALS, INC.
CALCULATION OF ADJUSTED EBITDA
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands U.S.$)	2009	2008	2009	2008

GAAP net loss	$(15,633)	$(76,963)	$(22,868)	$(741,176)
Interest expense on long-term debt	9,068	10,639	38,039	44,490
Income tax expense (recovery)	(1,532)	(2,577)	6,037	(12,892)
Depreciation and Amortization	9,460	9,327	37,026	38,174
EBITDA	1,363	(59,574)	58,234	(671,404)
Adjustments:
Non-recurring revenue, net of license fees (a)	(53)	(352)	(25,556)	(910)
Restructuring related charges (b)	(309)	1,583	3,820	10,407
In-process and non-recurring research and development charges (c)	500	313	1,866	3,438
Non-recurring supply/distribution agreement termination costs (b)	-	-	-	500
Stock-based compensation (d)	408	458	1,579	2,439
Litigation expenses (g)	684	177	3,297	2,670
Foreign exchange loss (gain) (h)	385	1,032	1,612	(540)
Investment and other income	196	498	122	(1,255)
Write-downs of investments and other long-lived assets (i)	3,090	12,247	3,090	24,870
Write-down of goodwill (i)	-	50,285	-	649,685
Write-downs and other non-recurring deferred financing costs (f)	-	3,665	643	17,209
Non-recurring charges related to product recall (k)	604	-	604	-
Adjusted EBITDA	$6,868	$10,332	$49,311	$37,109

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET LOSS
(Unaudited)

	Three months ended		Year ended
(in thousands US $)	December 31,		December 31,
	2009	2008	2009	2008

GAAP - net loss	(15,633)	(76,963)	(22,868)	(741,176)
Non recurring revenue (a)	(53)	(352)	(25,556)	(910)
Technology acquisition related charge (c)	500	313	1,866	3,438
Non-recurring supply/distribution agreement termination costs (b)	-	-	-	500
Non-recurring restructuring related charges (b)	(309)	1,583	3,820	10,407
Stock based compensation expense (d)	408	458	1,579	2,436
Litigation related charges (g)	684	177	3,297	2,670
Write-down of investments, goodwill & other long-lived assets (i)	3,090	62,532	3,090	674,555
Write-down and other deferred financing charges (f)	712	4,224	3,431	19,445
Foreign exchange (loss) gain (h)	385	1,032	1,612	(540)
Acquisition related intangible asset amortization expense (e)	7,612	7,460	29,956	30,219
Losses on asset disposals (j)	288	544	360	668
Non-recurring charges related to product recall (k)	604	-	604	-
Estimated tax impact of non-GAAP adjustments (l)	(3,016)	(3,629)	(6,724)	(19,919)
Adjusted net loss	(4,728)	(2,621)	(5,533)	(18,207)

RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP ADJUSTED NET LOSS PER SHARE
(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008

GAAP - net loss per share	$(0.18)	$(0.90)	$(0.27)	$(8.71)
Non recurring revenue (a)	(0.00)	(0.00)	(0.30)	(0.01)
Technology acquisition related charge (c)	0.01	0.00	0.02	0.04
Non-recurring supply/distribution agreement termination costs (b)	0.00	0.00	0.00	0.01
Non-recurring restructuring related charges (b)	(0.00)	0.02	0.04	0.12
Stock based compensation expense (d)	0.00	0.01	0.02	0.03
Litigation related charges (g)	0.01	0.00	0.04	0.03
Write-down of investments, goodwill & other long-lived assets (i)	0.04	0.73	0.04	7.92
Write-down and other deferred financing charges (f)	0.01	0.05	0.04	0.23
Foreign exchange (loss) gain (h)	0.00	0.01	0.02	(0.01)
Acquisition related intangible asset amortization expense (e)	0.09	0.09	0.35	0.36
Losses on asset disposals (j)	0.00	0.01	0.00	0.01
Non-recurring charges related to product recall (k)	0.01	0.00	0.01	0.00
Estimated tax impact of non-GAAP adjustments (l)	(0.04)	(0.04)	(0.08)	(0.23)
Adjusted net loss per share	$(0.06)	$(0.03)	$(0.06)	$(0.21)

RECONCILIATION OF GAAP REVENUE TO NON-GAAP ADJUSTED REVENUE
(Unaudited)

	Three months ended		Year ended
(in thousands US $)	December 31,		December 31,
	2009	2008	2009	2008

GAAP - revenue	63,561	62,082	279,678	283,272
Non-recurring revenue (a)	(53)	(352)	(25,556)	(910)
Adjusted revenue	$63,508	$61,730	$254,122	$282,362

RECONCILIATION OF GAAP COGS TO NON-GAAP ADJUSTED COGS
(Unaudited)

	Three months ended		Year ended
(in thousands US $)	December 31,		December 31,
	2009	2008	2009	2008

GAAP - COGS	29,010	23,622	104,616	101,052
Non-recurring manufacturing variances (b)	-	-	(1,661)	(122)
Non-recurring charges related to product recall (k)	(604)	-	(604)	-
Adjusted COGS	$28,406	$23,622	$102,351	$100,930

RECONCILIATION OF GAAP RESEARCH & DEVELOPMENT EXPENSE TO NON-GAAP ADJUSTED
RESEARCH & DEVELOPMENT EXPENSE
(Unaudited)

	Three months ended		Year ended
(in thousands US $)	December 31,		December 31,
	2009	2008	2009	2008

GAAP - research and development expense	6,175	7,723	23,701	53,192
Non-recurring restructuring related charges (b)	-	(338)	-	(3,302)
Technology acquisition related charges (c)	(500)	(313)	(1,866)	(938)
Non-recurring supply/distribution agreement termination costs (b)	-	-	-	(500)
Stock based compensation expense (d)	(105)	(125)	(424)	(795)
Adjusted research and development expense	5,570	6,947	21,411	47,657

RECONCILIATION OF GAAP S ELLING, GENERAL & ADMINISTRATION EXPENS E TO NON-GAAP ADJUSTED
S ELLING, GENERAL & ADMINIS TRATIVE EXPENSE
(Unaudited)

	Three months ended		Year ended
(in thousands US $)	December 31,		December 31,
	2009	2008	2009	2008

GAAP - selling, general and administration expense	22,402	21,381	81,504	98,483
Non-recurring restructuring related charges (b)	(191)	(1,245)	(2,659)	(6,983)
Stock based compensation expense (d)	(303)	(333)	(1,155)	(1,641)
Litigation related charges (g)	(684)	(177)	(3,297)	(2,670)
Non-recurring financing charges (f)	-	(665)	-	(665)
Adjusted selling, general and adminstration expense	21,224	18,961	74,393	86,524

For an explanation of the adjustments used to derive our non-GAAP financial measures, please refer to the corresponding discussion in the “Description of Adjustments” section below.

We also report certain product sales revenue growth rate figures excluding the impact of foreign exchange rate fluctuations on current period revenues. Significant foreign exchange rate fluctuations can distort revenue growth, depending upon the strength of the U.S. dollar relative to the foreign currencies in which we generate revenues. We generate significant revenues in several foreign jurisdictions in multiple foreign currencies including Euros, British pounds, Swiss francs, Danish krone, Norwegian krone and Swedish krone. We believe this measure provides useful information to measure the success of our international sales offices in increasing product sales in their local currencies without regard to exchange rate fluctuations over which we have no control. The tables below provide additional information on the reported product sales figure including a reconciliation of the estimated impact of foreign currency on net sales.

ANGIOTECH PHARMACEUTICALS, INC.
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported	Constant Currency
(in thousands of U.S.$)	31-Dec-09	31-Dec-08	Basis	Basis
Proprietary Medical Products	18,275	11,908	53%	49%
Base Medical Products	31,682	34,248	-7%	-9%
Total Medical Products	49,957	46,156	8%	6%

			Change
	Three Months Ended		As Reported	Constant Currency
(in thousands of U.S.$)	31-Dec-09	30-Sep-09	Basis	Basis
Proprietary Medical Products	18,275	14,854	23%	22%
Base Medical Products	31,682	33,812	-6%	-7%
Total Medical Products	49,957	48,666	3%	2%

ANGIOTECH PHARMACEUTICALS, INC.
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q4 2009 Net Sales as compared to Q4 2008
	Change
	As Reported	Constant	Estimated Impact of
(in thousands of U.S.$)	Currency Basis	Currency Basis	Foreign Currency
Proprietary Medical Products	6,367	5,900	467
Base Medical Products	(2,566)	(2,979)	413
Total Medical Products	3,801	2,921	880

	Q4 2009 Net Sales as compared to Q3 2009
	Change
	As Reported	Constant	Estimated Impact of
(in thousands of U.S.$)	Currency Basis	Currency Basis	Foreign Currency
Proprietary Medical Products	3,421	3,239	182
Base Medical Products	(2,130)	(2,243)	113
Total Medical Products	1,291	996	295

For a consolidated reconciliation of all GAAP financial measures identified above to corresponding non-GAAP financial measures, refer to the following tables.

ANGIOTECH PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended				Three Months Ended
(in thousands of U.S.$, except share and per share data)	December 31, 2009				December 31, 2008
	Reported	Adjustment		Adjusted	Reported	Adjustment		Adjusted
REVENUE
Product sales, net	$49,975	$-		$49,975	$46,054	$-		$46,054
Royalty revenue	13,533	-		13,533	15,676	-		15,676
License fees	53	(53)	a	-	352	(352)	a	-
	63,561	(53)		63,508	62,082	(352)		61,730
EXPENSES
Cost of products sold	29,010	(604)	k	28,406	23,622	-		23,622
License and royalty fees	2,494	-		2,494	2,774	-		2,774
Research and development	6,175	(500)	c	5,570	7,723	(313)	c	6,947
		(105)	d			(125)	d
		-				(338)	b
Selling, general and administrative	22,402	(191)	b	21,224	21,381	(1,245)	b	18,961
		(303)	d			(333)	d
		(684)	g			(177)	g
		-				(665)	f
Depreciation and amortization	8,406	(7,612)	e	794	8,421	(7,460)	e	961
Write-down of assets held for sale	3,090	(3,090)	i	-	1,283	(1,283)	i	-
Write-down of goodwill	-	-		-	50,285	(50,285)	i	-
	71,577	(13,089)		58,488	115,489	(62,224)		53,265
Operating income (loss)	(8,016)	13,036		5,020	(53,407)	61,872		8,465
Other income (expenses):
Foreign exchange (loss) gain	(385)	385	h	-	(1,032)	1,032	h	-
Investment and other income (loss)	304	288	j	92	(498)	544	j	46
		(500)	c
Interest expense on long-term debt	(9,068)	712	f	(8,356)	(10,639)	559	f	(10,080)
Write-down / loss on investments	-	-		-	(10,964)	10,964	i	-
Write-down and other deferred financing charges	-	-		-	(3,000)	3,000	f	-
	(9,149)	885		(8,264)	(26,133)	16,099		(10,034)

(Loss) income before income taxes	(17,165)	13,921		(3,244)	(79,540)	77,971		(1,569)
Income tax expense (recovery)	(1,532)	3,016	l	1,484	(2,577)	3,629	l	1,052
Net (loss) income for the period	$(15,633)	$10,905		$(4,728)	$(76,963)	$74,342		$(2,621)
Basic and diluted net (loss) income per common share	$(0.18)			$(0.06)	$(0.90)			$(0.03)
Weighted average shares outstanding (000’s) – basic & diluted	85,130			85,130	85,118			85,118

ANGIOTECH PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO CORRESPONDING
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Year Ended				Year Ended
(in thousands of U.S.$, except share and per share data)	December 31, 2009				December 31, 2008
	Reported	Adjustment		Adjusted	Reported	Adjustment		Adjusted
REVENUE
Product sales, net	$191,951	$-		$191,951	$190,816	$-		$190,816
Royalty revenue	62,171	-		62,171	91,546	-		91,546
License fees	25,556	(25,556)	a	-	910	(910)	a	-
	279,678	(25,556)		254,122	283,272	(910)		282,362
EXPENSES
Cost of products sold	104,616	(1,661)	b	102,351	101,052	(122)	b	100,930
		(604)	k
License and royalty fees	10,431	-		10,431	14,258	-		14,258
Research and development	23,701	(1,866)	c	21,411	53,192	(938)	c	47,657
		(424)	d			(795)	d
		-				(3,802)	b
Selling, general and administrative	81,504	(2,659)	b	74,393	98,483	(6,983)	b	86,524
		(1,155)	d			(1,641)	d
		(3,297)	g			(2,670)	g
		-				(665)	f
Depreciation and amortization	33,251	(29,956)	e	3,295	33,998	(30,219)	e	3,779
In-process research and development	-	-		-	2,500	(2,500)	c	-
Write-down of assets held for sale	3,090	(3,090)	i	-	1,283	(1,283)	i	-
Write-down of goodwill	-	-		-	649,685	(649,685)	i	-
	256,593	(44,712)		211,881	954,451	(701,303)		253,148
Operating income (loss)	23,085	19,156		42,241	(671,179)	700,393		29,214
Other income (expenses):
Foreign exchange (loss) gain	(1,612)	1,612	h	-	540	(540)	h	-
Investment and other income (loss)	378	360	j	238	1,192	668	j	1,860
		(500)	b
Interest expense on long-term debt	(38,039)	2,788	f	(35,251)	(44,490)	2,236	f	(42,254)
Write-down / loss on investments	-	-		-	(23,587)	23,587	i	-
Write-down and other deferred financing charges	(643)	643	f	-	(16,544)	16,544	f	-
	(39,916)	4,903		(35,013)	(82,889)	42,495		(40,394)

Income (loss) before income taxes	(16,831)	24,059		7,228	(754,068)	742,888		(11,180)
Income tax expense (recovery)	6,037	6,724	l	12,761	(12,892)	19,919	l	7,027
Net loss for the period	$(22,868)	$17,335		$(5,533)	$(741,176)	$722,969		$(18,207)

Basic and diluted net loss per common share	$(0.27)			$(0.06)	$(8.71)	$7.62		$(0.21)

Weighted average shares outstanding (000’s) – basic and diluted	85,130			85,130	85,118			85,118

Description of Adjustments

The following is an explanation of each of the items that management has adjusted to derive its non-GAAP financial measures for the three and twelve months ended December 31, 2009 and 2008.

(a) Non-Recurring Revenue

We report adjusted revenue in a given period, which excludes certain items from our reported GAAP revenue that are non-recurring or are unrelated to the day-to-day operating activities of our business, and are not reasonably expected to recur in the future. The adjusted revenue metric for the three and twelve months ended December 31, 2009 reflects the elimination of certain one-time non-operating license revenue. For the year ended December 31, 2009, our adjusted revenue metric excludes a $25.0 million one-time payment received from Baxter International Inc. The payment was subtracted from our GAAP-based revenue because it was non-recurring and received in lieu of future royalty payments on licensed technology and non-recurring non-operating license revenue. In addition to the adjustment for the payment received from Baxter International Inc., the adjusted revenue metric for each of the three and twelve month periods ended December 31, 2009 and 2008 reflect the elimination of non-cash license revenue.

(b) Restructuring-Related Charges

We report adjusted net income (loss) and adjusted net income (loss) per share metrics in a given period which exclude certain expenses related to restructuring or corporate reorganization activities that we are pursuing, or have completed in prior periods. These amounts, which are added back to our GAAP net income (loss) and net income (loss) per share to calculate corresponding adjusted metrics, primarily represent severance costs, asset write-offs, and other expenses associated with plant closures, transfers of production lines from one facility to another and plant headcount optimization initiatives that are not reasonably expected to recur in the future.

The three-month period ended December 31, 2009 adjusted results exclude $0.2 million of termination and reorganization costs related to the closure of our manufacturing facility in Syracuse, New York, and a $0.5 million recovery of previously accrued restructuring charges. The three-month period ended December 31, 2008 adjusted results exclude $1.6 million of termination and restructuring costs related to the closure of our manufacturing facility in Syracuse, New York, headcount reductions and other corporate reorganization initiatives executed during the fourth quarter of 1908.

The year ended December 31, 2009 adjusted results exclude $2.7 million of termination and reorganization costs related to the closure of our manufacturing facility in Syracuse, New York, $1.7 million for headcount reductions and other reorganization initiatives in our Puerto Rico facility subsequent to an unexpected order cancellation by one of our largest surgical needle customers, and a $0.5 million recovery of previously accrued restructuring charges. The year ended December 31, 2008 adjusted results exclude $0.5 million of non-recurring costs related to the termination of our supply and distribution agreement with Spartan Medical Products LLC as well as $10.3 million of termination and restructuring costs related to the closure of our manufacturing facility in Syracuse, New York, headcount reductions and other reorganization initiatives executed primarily during the fourth quarter of 1908.

(c) Technology Acquisition-Related Charges

We report adjusted net income (loss), adjusted net income (loss) per share and Adjusted R&D expense metrics which exclude certain non-recurring, and in some instances non-cash, expenses related to research-stage-technology purchases that we have completed. These amounts, which are added back to our GAAP net income (loss), net income (loss) per share and research and development expense to calculate corresponding adjusted metrics, primarily represent costs incurred to complete an acquisition of technology for which we are unable to reasonably determine the specific commercial use. Such purchases of early stage technologies occur infrequently and are highly variable, non-comparable in amount and are not part of our day-to-day operations.

The three-month period ended December 31, 2009 adjusted results exclude $0.5 million of amortization expense related to prepayments made to Haemacure Corporation for future services. The three-month period ended December 31, 2008 adjusted results exclude $0.3 million of technology acquisition-related charges relating to our termination of collaboration agreement with Lipose Corporation.

The year ended December 31, 2009 adjusted results exclude $0.9 million of amortization expense related to prepayments made to Haemacure Corporation for future services, as well as $0.9 million relating to our termination of collaboration agreements with Lipose Corporation. The year ended December 31, 2008 adjusted results exclude a $2.5 million up-front payment made to Rex Medical LP to acquire the marketing rights to the Option Inferior Vena Cava Filter, and a $0.9 million one-time payment relating to our termination of collaboration agreements with Lipose Corporation.

(d) Stock Based Compensation Expense

We report adjusted net income (loss), adjusted net income (loss) per share, Adjusted R&D expense and Adjusted SG&A expense metrics that exclude amounts recorded for stock based compensation expense. Stock based compensation expense is added back to our GAAP financial measures because it is a non-cash charge required by GAAP, which represents an estimated additional cost associated with the issuance of stock options to management and employees as part of their compensation. Such compensation expense is a non-cash expense calculated in our case using the Black-Scholes methodology to derive the expected fair value of employee stock options. Fair value calculations are highly subjective, given that they are dictated by the specific assumptions and inputs used in the model. Key assumptions and inputs may include our actual stock price on the day the calculation is completed, the historical volatility of our stock price, the estimated risk-free rate of return offered by the market and other factors, which are not directly correlated to our day-to-day operating performance and are difficult to determine, predict or forecast. In these respects and others (including the methodology that may be used to calculate such expense), methods and data that may be used to complete the calculation of stock based compensation expense may vary widely from period to period or from company to company. Inclusion of stock based compensation in our results makes it difficult to assess our operational cash flows as well as measure and compare our performance to that of similar companies in our industry, our operating goals or our performance in prior periods. In addition, the impact of potential dilution related to employee stock options as of any given reporting date is also reflected in our reported fully diluted share count and is already reflected in the related calculation of our GAAP and our adjusted net income (loss) per share metrics, irrespective of such additional operating expenses required to be recorded for GAAP purposes.

The three-month period ended December 31, 2009 adjusted results exclude $0.1 million and $0.3 million of stock based compensation expense from our GAAP-derived research and development and selling, general and administrative expenses, respectively. The three-month period ended December 31, 2008 adjusted results exclude $0.1 million and $0.3 million of stock based compensation expense from our GAAP-derived research and development and selling, general and administrative expenses, respectively.

The year ended December 31, 2009 adjusted results exclude $0.4 million and $1.2 million of stock based compensation expenses from our GAAP-derived research and development and selling, general and administrative costs, respectively. The year ended December 31, 2008 adjusted results exclude $0.8 million and $1.6 million of stock based compensation expenses from our GAAP-derived research and development and selling, general and administrative costs, respectively.

(e) Intangible Asset Amortization Expense

We report adjusted net income (loss) and adjusted net income (loss) per share metrics which may exclude amounts recorded for certain intangible asset amortization expenses. These amounts, which are non-cash expenses added back to our GAAP net income (loss) and net income (loss) per share metrics to calculate the corresponding adjusted metrics, primarily represent expenses incurred during a period to reduce the carrying value of acquired technology or intellectual property, based on the useful life of such assets as estimated and recorded by us at the time of an acquisition. The allocation of excess acquisition purchase prices over book values among intangible assets, goodwill and purchased research and development technology can be a highly subjective process that may vary significantly from company to company or between acquisition transactions, thus making comparisons of our current operating results to those of similar companies or our historical results difficult. In addition, we believe the economic impact of any such acquisitions is reflected in the cash cost or dilution effect resulting from such transactions, and is therefore reflected in our adjusted metrics through the impact on interest expense or income, our reported fully diluted shares outstanding, the amounts of revenue earned and other operating expenses incurred during the period.

The three month and twelve month periods ended December 31, 2009 adjusted results exclude $7.6 million and $30.0 million of intangible asset amortization expenses from our GAAP-derived net income (loss) and net income (loss) per share metrics, respectively. The three-month period and year ended December 31, 2008 adjusted results exclude $7.5 million and $30.2 million of intangible asset amortization expenses from our GAAP-derived net income (loss) and net income (loss) per share metrics, respectively.

(f) Non-Cash Deferred Financing Charges

We report adjusted net income (loss) and adjusted net income (loss) per share metrics which exclude amounts recorded for certain non-cash deferred financing charges. These amounts, which are non-cash expenses added back to our GAAP net income (loss) and net income (loss) per share metrics to calculate the corresponding adjusted metrics, primarily represent expenses incurred related to the amortization of debt financing fees, incurred in connection with our debt financing activities, over the expected life of the debt instrument as well as write-downs of deferred financing charges which are estimated to have no future benefit. As these non-cash expenses are not directly correlated to our day-to-day operating performance and are due to capital structure or financing decisions made by us that are specific to our situation at that time, inclusion of these charges in our financial results makes it more difficult to compare our performance to that of prior periods or similar companies in our industry, or to assess the cash flow generation of our operations.

The three-month period ended December 31, 2009 adjusted results exclude $0.7 million of non-cash amortization of financing charges from our GAAP-derived net income (loss) and net income (loss) per share. The three-month period ended December 31, 2008 adjusted results exclude $0.6 million of non-cash amortization of financing charges from our GAAP-derived net income (loss) and net income (loss) per share.

The year ended December 31, 2009 adjusted results exclude $2.8 million of non-cash amortization of financing charges, as well as $0.6 million of non-cash deferred financing costs we wrote off in connection with the early termination of a term loan facility with Wells Fargo Foothill, LLC, from our GAAP-derived net income (loss) and net income (loss) per share. The year ended December 31, 2008 adjusted results exclude $2.2 million of non-cash amortization of financing charges, as well as a $17.2 million write-down of non-cash deferred financing charges associated with certain terminated exploration activities, which were related to proposed financing and strategic alternatives, from our GAAP-derived net income (loss) and net income (loss) per share.

(g) Litigation Related Charges

We report Adjusted SG&A expense, adjusted net income (loss) and adjusted net income (loss) per share metrics which may exclude amounts recorded for certain litigation related charges. These charges, which are added back to our GAAP selling, general and administrative expense, net income (loss) and net income (loss) per share metrics to calculate the corresponding adjusted metrics, primarily represent expenses incurred in connection with extraordinary litigation matters that are inherently unpredictable, highly variable from period to period, are not reasonably expected to recur in similar amounts in future periods or are not related to the day to day operational activities of our business.

The three-month period ended December 31, 2009 adjusted results exclude $0.7 million of litigation-related charges from our GAAP-derived net income (loss) and net income (loss) per share. The three-month period ended December 31, 2008 adjusted results exclude $0.2 million of litigation-related charges from our GAAP-derived net income (loss) and net income (loss) per share.

The year ended December 31, 2009 adjusted results exclude $3.3 million of litigation-related charges from our GAAP-derived net income (loss) and net income (loss) per share. The year ended December 31, 2008 adjusted results exclude $2.7 million of litigation-related charges from our GAAP-derived net income (loss) and net income (loss) per share.

(h) Foreign Exchange Gains and Losses

We report adjusted net income (loss) and adjusted net income (loss) per share metrics which may exclude amounts recorded for certain foreign exchange gains and losses. These amounts, which are added back to our GAAP net income (loss) and net income (loss) per share metrics to calculate the corresponding adjusted metrics, primarily represent expenses related to translation differences arising from translating assets held by us in foreign territories and denominated in foreign currencies, into our reporting currency. These foreign currency assets fund our research and development activities in Canada, and are unique to our current operational structure. As they have no bearing on our day-to-day operations, operating decisions or our ability to fund or manage our operations or research and development programs, we exclude them from our non-GAAP financial measures.

The three-month period ended December 31, 2009 adjusted results exclude $0.4 million of net foreign exchange losses from our GAAP-derived net income (loss) and net income (loss) per share. The three-month period ended December 31, 2008 adjusted results exclude $1.0 million of net foreign exchange losses from our GAAP-derived net income (loss) and net income (loss) per share.

The year ended December 31, 2009 adjusted results exclude $1.6 million of net foreign exchange losses from our GAAP-derived net income (loss) and net income (loss) per share. The year ended December 31, 2008 adjusted results exclude $0.5 million of net foreign exchange gains from our GAAP-derived net income (loss) and net income (loss) per share.

(i) Goodwill and Other Long-Lived Asset Impairment Charges

We have reported adjusted net income (loss) and adjusted net income (loss) per share metrics which exclude certain write-downs for goodwill and other long-lived asset impairments. These amounts, which are added back to our GAAP net income (loss) and net income (loss) per share metrics to derive corresponding adjusted metrics, primarily represent expenses incurred related to non-cash write-downs of the Company’s goodwill of $50.0 million and $649.7 million during the three and twelve months ended December 31, 2008, respectively. Based on the results of management’s 2009 annual impairment test on long-lived assets, no impairment charges were recorded. The goodwill balance remained at $nil throughout 2009.

Goodwill is derived from the allocation of the excess purchase price over book value to account for certain corporate acquisitions completed by the Company and is recorded at the time of the completion of the acquisition. The assessment of goodwill impairment is based upon a number of factors, most prominently the Company’s public share price, which may or may not reflect the actual or expected operating performance of our business as a whole, or the operating performance of the business that was acquired that created the original goodwill entry and is subject to external market dynamics and other unpredictable factors. Management excludes these charges from the Company’s operating goals, forecasts, budgets and non-GAAP financial measures because goodwill impairment charges are non-cash, one-time GAAP accounting items which are not expected to recur in the absence of future acquisitions. In addition, they are unpredictable, cannot be controlled and are usually company and situation specific, thus making it difficult to make comparisons of our operating performance, in the period the impairment expense is incurred, to our operating performance in other periods or to the operating performance of similar companies in our industry.

Other asset impairment charges include various asset write-downs pertaining to investments and other long-lived assets, for which the carrying values are impaired and irrecoverable. Management may also exclude these charges from the Company’s operating goals, forecasts, budgets and non-GAAP financial measures because these amounts are typically non-recurring, non operating and non-cash expense items, thus making it difficult to compare our operating performance in the period the impairment expense is incurred, to our operating performance in other periods or to the operating performance of similar companies in our industry.

(j) Losses / Gains on Asset Disposals

We have reported adjusted net income (loss) and adjusted net income (loss) per share metrics which may exclude certain losses or gains recorded from asset disposals. These amounts are adjusted from our GAAP-based metrics because they are non-cash in nature, non-recurring and difficult to predict from period to period. Furthermore, the magnitude of the gains and losses recorded is often dependent on asset specific factors such as the age and condition of the asset, salvage values and technological obsolescence. Management also excludes such gains and losses when developing the Company’s operating goals, forecasts, budgets and non-GAAP financial measures because inclusion in operating results makes it difficult to compare our operating performance for a particular period to our historical operating performance or the operating performance of similar companies in our industry.

The three-month period ended December 31, 2009 adjusted results exclude $0.3 million of losses on asset disposals from our GAAP-derived net income (loss) and net income (loss) per share. The three-month period ended December 31, 2008 adjusted results exclude $0.5 million of losses on asset disposals from our GAAP-derived net income (loss) and net income (loss) per share.

The year ended December 31, 2009 adjusted results exclude $0.4 million of losses on asset disposals from our GAAP-derived net income (loss) and net income (loss) per share. The year ended December 31, 2008 adjusted results exclude $0.7 million of losses on asset disposals from our GAAP-derived net income (loss) and net income (loss) per share.

(k) Non-Recurring Product Recall Charges

We report adjusted COGS, adjusted net income (loss) and adjusted net income (loss) per share metrics which may exclude amounts recorded for certain extraordinary and non-recurring production costs. These amounts are adjusted from our GAAP-based metrics given that they are unplanned, difficult to predict and related to onetime events not expected to recur from period to period.

During the fourth quarter of 1909, we initiated two separate voluntary product recalls to remedy packaging errors at two of our manufacturing facilities. The products under consideration were not determined to be defective and no patient injuries were reported.

As a result, during the fourth quarter and year ended December 31, 2009 the Company incurred $0.6 million of incremental production costs to rework and redistribute these products to customers. Customer returns related to the product recall have been substantially concluded, and quality control measures and corrective actions have been taken to ensure products are properly sealed and packaged. As a result, we have excluded the $0.6 million of incremental rework costs from our three-month period and year ended December 31, 2009 adjusted results.

(l) Income Tax Expense (Benefit) Related to the Above Adjustments

Income tax expense is adjusted by the amount of additional tax expense or benefit that would arise if the Company used our adjusted non-GAAP financial measures to calculate its tax provision, based on the relevant statutory rates applicable to the jurisdictions in which the above non-GAAP adjustments reside. The cumulative tax effect of the 2009 adjustments described above was $6.6 million compared to $20.0 million in 2008.

Material Limitations

While we believe our measures of Adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, adjusted revenue, Adjusted COGS, Adjusted R&D expense and Adjusted SG&A expense are useful for the reasons noted above, we believe there may be certain inherent limitations in these measures, including but not limited to:

  Exclusion of amortization and depreciation expense from our adjusted financial measures does not take into account the need for future capital spending, whether this is to support growth or to replace assets which are subject to wear and tear.

  Exclusion of write-downs, amortization and depreciation from our adjusted financial measures does not take into consideration the potential tax impacts or obligations which can materialize into actual future cash flows.

  As we use our own approach for calculating our adjusted financial measures, other companies may not make the same adjustments or disclose their financial data in a manner that would allow comparison of their results to our adjusted results, thus decreasing comparability of our adjusted financial measures as comparative analytical tools.

  Non-GAAP based adjustments may not take into account the full economic cost of running our business. For example, financing costs are required to raise capital, which is used to fund operations.
  Adjusted financial measures do not necessarily reflect these considerations.

As noted above, our adjusted financial measures are not substitutes for our GAAP-derived financial measures and statements. These adjusted measures are used by management to supplement our GAAP disclosures and help investors and lenders gain a better understanding of the Company’s operating performance and to offer investors and lenders an opportunity to access the same data management and our Board of Directors may use to assess the Company’s operating performance. Management compensates for the foregoing limitations by ensuring that our GAAP disclosures are transparent and sufficient to provide readers with the information required to reconcile financial results and form unbiased conclusions.